CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

           513-870-2000

Investor Contact:  Heather J. Wietzel

513-870-2768

Media Contact:  Joan O. Shevchik

513-603-5323

Cincinnati Financial Reports Third-quarter 2007 Results and
Announces Share Repurchase Authorization and Activity

Cincinnati Financial will host a conference call to discuss this announcement at 9:30 a.m. ET today.

A live, audio-only webcast of the call available at www.cinfin.com/investors.

Cincinnati, October 24, 2007 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•

Third-quarter net income of $124 million, or 72 cents per share, compared with $115 million, or 66 cents, in the 2006 third quarter. Operating income* of $114 million, or 66 cents per share, compared with $115 million, or 66 cents.

•

Nine-month net income of $669 million, or $3.86 per share, compared with $800 million, or $4.56, in the 2006 nine months. Operating income of $431 million, or $2.49 per share, compared with $373 million, or $2.13.

Financial Highlights

(Dollars in millions except share data)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Revenue Highlights
Earned premiums	$811	$819	(1.0)	$2,447	$2,446	0.1
Investment income	152	144	5.8	451	425	6.0
Total revenues	982	967	1.5	3,283	3,556	(7.7)
Income Statement Data
Net income	$124	$115	7.4	$669	$800	(16.4)
Net realized investment gains and losses	10	0	nm	238	427	(44.3)
Operating income*	$114	$115	(1.1)	$431	$373	15.4
Per Share Data (diluted)
Net income	$0.72	$0.66	9.1	$3.86	$4.56	(15.4)
Net realized investment gains and losses	0.06	0.00	nm	1.37	2.43	(43.6)
Operating income*	$0.66	$0.66	0.0	$2.49	$2.13	16.9

Book value				$38.47	$37.32	3.1
Cash dividend declared	$0.355	$0.335	6.0	$1.065	$1.005	6.0
Weighted average shares outstanding	172,399,539	175,260,063	(1.6)	173,423,199	175,542,616	(1.2)

Share Repurchase Highlights

•

Board authorizes repurchase of additional 13 million shares, expanding existing program.

•

4 million share accelerated share repurchase agreement (ASR) valued at approximately $168 million to be made immediately under expanded authorization. ASR more than doubles year-to-date repurchases to approximately 7.4 million shares. Sale of 5.5 million shares, or 7.6 percent, of the company’s Fifth Third Bancorp (NASDAQ:FITB) common stock holding to largely fund ASR.

•

Third-quarter repurchases of the company's common stock totaled 1.9 million shares at a cost of $80 million. 3.4 million shares at a cost of $144 million repurchased during the nine months ended September 30, 2007.

Board Expresses Confidence in Long-term Outlook

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU commented, “This expanded repurchase authorization reinforces the board's confidence in our associates, our agency representatives, our agent-centered business strategy and our long-term outlook. The board and management believe that the authorization and immediate action to repurchase 4 million shares support our ability to deliver increasing shareholder value over the long term.

“Repurchase of a total of 7.4 million shares so far this year leaves approximately 13 million shares available under the expanded authorization. We will use the discretion the board gives us to purchase shares at reasonable prices going forward.”

*

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

**

Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe-harbor statement (see Page 8).

Schiff added, “Fifth Third is an excellent invested asset for our company, and has been one for over 50 years, bringing an increasing flow of dividend income and a healthy return on our original investment. The board believes our shareholders will benefit from the sale of a small portion of our position to repurchase our own attractively valued shares. We continue to own a very sizeable stake in Fifth Third and remain Fifth Third’s largest shareholder. We benefit from the significant contribution of Fifth Third’s dividend to our investment income. Over the past five years, Fifth Third has increased its dividend at a compound rate of 11.8 percent.”

Insurance Operations Highlights

•

Commercial lines insurance marketplace becoming increasingly competitive, leading to lower prices for most new and renewal business. Third-quarter 2007 net written property casualty premiums were $736 million, down 5.6 percent. The company added $82 million in new property casualty business in the third quarter of 2007 compared with $98 million in the third quarter of 2006.

•

Nine-month 2007 net written property casualty premiums were $2.392 billion, down 1.3 percent. New property casualty business for the nine months was $244 million compared with $268 million.

•

Non-catastrophe weather-related losses and timing differences also affected quarterly comparisons. Third-quarter 2007 property casualty combined ratio at 97.3 percent compared with 96.1 percent in third-quarter 2006. Nine-month 2007 combined ratio at 91.8 percent compared with 94.2 percent.

•

Losses from storms designated as industry catastrophes contributed 1.7 and 3.5 percentage points to the three-month combined ratios in 2007 and 2006. In the nine-month periods, catastrophe losses contributed 1.2 and 5.5 percentage points, respectively.

•

Updates full-year 2007 property casualty outlook.** Full-year 2007 net written premiums now expected to decline in line with nine-month premium decrease. Combined ratio target improved to at or below 94 percent.

•

5 cents per share contribution from life insurance operating income to third-quarter earnings, matching last year’s third quarter. Nine-month contribution to earnings at 18 cents compared with 15 cents.

Challenging Property Casualty Insurance Environment

“Our overall profitability was solid for the first nine months of the year, aided by low catastrophe losses and savings from favorable development on prior period reserves. We continue to see the benefits of our agency-centered approach, with local market decision making that creates agent and policyholder loyalty through all stages of the insurance pricing cycle,” said Schiff.

Schiff said, “Commercial lines insurance accounts for almost 80 percent of our property casualty written premiums. Our premiums for the commercial lines segment reflected the reduced pricing from increased competition as well as economic pressure in some regions, which also reduces premiums by affecting our policyholders' revenues and payrolls.

“We have performed well in these types of tough commercial lines market conditions in the past. We are confident that our agent-centered approach – supporting their strong local advantages through our team of field representatives and headquarters associates – gives us unique strengths to succeed. The local knowledge of our agents and field associates helps us carefully select and underwrite accounts, giving us the option of declining commercial business that appears to be inappropriately priced relative to the risk we would assume.”

Schiff noted, “Likewise, the marketplace is competitive for personal lines in many regions. Lower new and renewal premiums per policy continue to reduce our personal lines net written premiums. We continue to refine our rates to build on the changes we made in mid-2006 to the structure of our premium credits. Those changes better positioned our agencies to sell the value of our homeowner and personal auto policies, boosting policy retention rates above 90 percent and reinvigorating new personal lines business.”

Long-term Investment in Property Casualty Business

James E. Benoski, vice chairman, chief insurance officer and president, said, “We have appointed our first agencies in Washington and New Mexico. In October, we wrote our first commercial lines policies in these states, the 33rd and 34th states where we actively market property casualty insurance.

“Cincinnati has earned a generous share of each agency’s business over the years by offering the products and services agents need to protect their local businesses and families. Our agents have indicated their desire to have Cincinnati available as a market for commercial accounts that require the flexibility of excess and surplus lines coverage. We continue to make progress toward establishing our excess and surplus lines operation and anticipate the first premium contribution from excess and surplus lines in 2008,” Benoski said.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

“In addition to growing with our current agencies, we also continue to build relationships with selected new agencies, making agency appointments within our current marketing territories as well as in the recently opened states. In total, we completed 42 agency appointments in the first nine months of this year, including 33 that were new relationships. With many more in the pipeline, we expect to achieve our target of approximately 55 to 60 by the end of the year. These new appointments, net of other changes in our agency relationships, brought total reporting agency locations to 1,311, compared with 1,289 at year-end 2006.”

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$736	$780	(5.6)	$2,392	$2,423	(1.3)

Earned premiums	$777	$791	(1.8)	$2,348	$2,362	(0.6)

Loss and loss expenses excluding catastrophes	511	489	4.5	1,409	1,375	2.5
Catastrophe loss and loss expenses	13	27	(51.9)	28	130	(78.7)
Commission expenses	127	147	(13.3)	440	452	(2.8)
Underwriting expenses	102	94	8.0	270	256	5.5
Policyholder dividends	3	3	(2.8)	9	12	(23.4)
Underwriting profit	$21	$31	(32.7)	$192	$137	40.8

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	65.7%	61.7%		60.0%	58.3%
Catastrophe loss and loss expenses	1.7	3.5		1.2	5.5
Loss and loss expenses	67.4	65.2		61.2	63.8
Commission expenses	16.5	18.7		18.7	19.1
Underwriting expenses	13.0	11.8		11.5	10.8
Policyholder dividends	0.4	0.4		0.4	0.5
Combined ratio	97.3%	96.1%		91.8%	94.2%

2007 Property Casualty Combined Ratio

Kenneth W. Stecher, chief financial officer and executive vice president, said, “The third-quarter underwriting profit was $21 million, with the combined ratio at 97.3 percent compared with 96.1 percent in the 2006 third quarter. The quarter benefited from lower levels of catastrophe losses and commissions and from higher than anticipated favorable development on prior period reserves. However, underwriting profit was below the year-ago level because of the effects of softer pricing, non-catastrophe weather losses and the timing of state assessments.

Stecher noted, “Occasionally losses from weather events, such as the flooding experienced by policyholders in northern Ohio in August 2007, can be significant for some carriers but not rise to the level where Property Claims Services tracks industrywide losses and designates the event as an insurance catastrophe. During the third quarter, losses from weather events not officially designated as catastrophes included three unusually large losses totaling $11 million that raised our combined ratio by approximately 1.4 percentage points. These same losses contributed to higher than normal losses greater than $1 million. In last year’s third quarter, there were no similarly large non-catastrophe weather losses.”

2007 Property Casualty Outlook Update

Stecher commented, “In light of year-to-date trends, we are revising our consolidated full-year 2007 property casualty written premium outlook. We now believe we may see slightly lower full-year premiums, in line with the 1.3 percent decline for the nine months. At the mid-year point, we had estimated full-year premiums would be in the same range as last year’s $3.178 billion.

“We now believe that the full-year combined ratio could be at or below 94 percent on either a GAAP or statutory basis based on several key assumptions. First, we believe that the full-year contribution from catastrophe losses will be even lower than we anticipated, offsetting the anticipated deterioration in the underlying loss ratio due to softer pricing and higher loss costs. Second, we expect to benefit more than previously anticipated from full-year favorable reserve development. Finally, we now are assuming the full-year underwriting expense ratio will be approximately 31 percent, down from our previous estimate.”

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Insurance Segment Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$544	$582	(6.4)	$1,851	$1,853	(0.1)

Earned premiums	$600	$602	(0.3)	$1,810	$1,783	1.5

Loss and loss expenses excluding catastrophes	395	363	9.0	1,068	1,020	4.7
Catastrophe loss and loss expenses	1	14	(93.5)	17	77	(78.4)
Commission expenses	94	109	(13.4)	330	331	(0.5)
Underwriting expenses	79	74	7.2	202	190	6.3
Policyholder dividends	3	3	(2.8)	9	12	(23.4)
Underwriting profit	$28	$39	(29.8)	$184	$153	20.8

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	65.8%	60.2%		59.0%	57.3%
Catastrophe loss and loss expenses	0.2	2.3		0.9	4.3
Loss and loss expenses	66.0	62.5		59.9	61.6
Commission expenses	15.8	18.2		18.3	18.6
Underwriting expenses	13.1	12.2		11.1	10.6
Policyholder dividends	0.5	0.5		0.5	0.6
Combined ratio	95.4%	93.4%		89.8%	91.4%

•

$544 million of commercial lines net written premiums for the three months ended September 30, 2007. $72 million of new third-quarter commercial lines business written directly by agencies compared with $89 million in the comparable 2006 period.

•

95.4 percent third-quarter 2007 commercial lines combined ratio. The ratio deteriorated by 2.0 percentage points largely because of the increase in the loss and loss expense ratio excluding catastrophes and higher underwriting expenses. Offsetting that increase were the lower catastrophe losses, higher savings from favorable development on prior period reserves and lower commission expense.

•

65.8 percent commercial lines third-quarter loss and loss expense ratio excluding catastrophe losses. The ratio rose 5.6 percentage points because higher savings from favorable development was mitigated by higher current accident year losses including several large non-catastrophe weather-related losses. Non-catastrophe weather-related losses contributed to the higher than normal level of losses larger than $1 million in the third quarter.

•

$1.851 billion of commercial lines net written premiums for the nine months ended September 30, 2007. $216 million of new nine-month commercial lines business written directly by agencies, down 11.8 percent from the comparable 2006 period.

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$192	$198	(3.1)	$541	$570	(5.1)

Earned premiums	$177	$189	(6.6)	$538	$579	(7.1)

Loss and loss expenses excluding catastrophes	116	126	(8.2)	341	355	(4.0)
Catastrophe loss and loss expenses	12	13	(7.7)	11	53	(79.0)
Commission expenses	33	38	(13.1)	110	121	(9.1)
Underwriting expenses	23	20	11.0	68	66	3.4
Underwriting profit (loss)	$(7)	$(8)	19.1	$8	$(16)	148.2

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	65.4%	66.6%		63.3%	61.3%
Catastrophe loss and loss expenses	7.0	7.1		2.1	9.2
Loss and loss expenses	72.4	73.7		65.4%	70.5
Commission expenses	18.7	20.1		20.4	20.8
Underwriting expenses	12.7	10.6		12.8	11.5
Combined ratio	103.8%	104.4%		98.6%	102.8%

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

•

$192 million of personal lines net written premiums for the three months ended September 30, 2007. $10.0 million of new third-quarter personal lines business written directly by agencies, up 7.0 percent from the comparable 2006 period.

•

This was the fifth consecutive quarter of new business growth following July 2006 introduction of a limited program of policy credits for homeowner and personal auto pricing in most states where the company’s personal lines policy processing system is in use. Lower premiums per policy continue to reduce new and renewal premiums.

•

103.8 percent third-quarter 2007 personal lines combined ratio. Modest improvement in the loss and loss expense ratio excluding catastrophe losses and lower commission expenses offset increased underwriting expenses due to the timing of state assessments.

•

65.4 percent personal lines third-quarter loss and loss expense ratio excluding catastrophe losses. The ratio improved 1.2 percentage points because of higher savings from favorable development on prior year reserves.

•

$541 million of personal lines net written premiums for the nine months ended September 30, 2007. $28 million of new nine-month personal lines business written directly by agencies, up 18.6 percent from the comparable 2006 period.

Life Insurance Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$39	$40	(2.5)	$126	$121	4.3

Earned premiums	$34	$28	23.0	$99	$84	19.3
Investment income, net of expenses	28	27	4.8	85	81	5.0
Other income	1	0	51.1	4	2	35.2
Total revenues, excluding realized investment gains and losses	63	55	14.4	188	167	12.6
Policyholder benefits	36	33	10.1	98	92	7.2
Expenses	15	9	59.9	44	33	31.3
Total benefits and expenses	51	42	20.9	142	125	13.7
Net income before income tax and realized investment gains and losses	12	13	(6.0)	46	42	9.3
Income tax	4	4	(2.3)	16	15	2.2
Net income before realized investment gains and losses	$8	$9	(7.8)	$30	$27	13.4

•

$126 million in total nine-month 2007 life insurance segment net written premiums. Written premiums include life insurance, annuity and accident and health premiums.

•

10.9 percent increase to $104 million in nine-month 2007 in statutory written premiums for all life insurance products.

•

24.7 percent rise in nine-month term life insurance written premiums, reflecting marketing advantages of competitive, up-to-date products, providing close personal attention and exhibiting financial strength and stability. Statutory written annuity premiums decreased to $19 million in the first nine months of 2007 from $24 million in the comparable 2006 period. Since late 2005, the company has de-emphasized annuities because of an unfavorable interest rate environment.

•

7.0 percent rise in face amount of life policies in force to $60.956 billion at September 30, 2007, from $56.971 billion at year-end 2006.

•

$3 million increase in nine-month 2007 operating profit due to favorable mortality experience and persistency as well as healthy earned premium and investment income growth.

•

2007 plans include continued enhancement of term and other life insurance products. The priority continues to be expansion within the insurance agencies currently marketing our property casualty insurance products.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2007	2006	Change %	2007	2006	Change %
Investment income:
Interest	$77	$74	4.2	$229	$225	1.9
Dividends	75	67	11.8	219	194	12.7
Other	4	4	(12.3)	11	11	(0.9)
Investment expenses	(4)	(1)	(136.5)	(8)	(5)	(63.3)
Total net investment income	152	144	5.8	451	425	6.0
Investment interest credited to contract holders	(14)	(14)	(5.9)	(43)	(40)	(4.9)
Net realized investment gains and losses:
Realized investment gains and losses	20	(2)	1,039.3	371	667	(44.4)
Change in valuation of derivatives	(3)	2	(242.6)	1	5	(83.8)
Other-than-temporary impairment charges	(1)	0	nm	(2)	(1)	(99.3)
Net realized investment gains	16	0	nm	370	671	(44.9)
Investment operations income	$154	$130	18.0	$778	$1,056	(26.3)

•

5.8 percent growth in third-quarter net investment income to $152 million pretax. Nine-month investment income up 6.0 percent to $451 million.

•

Full-year 2007 investment income growth still expected to be approximately 6 percent.

•

Repurchases of the company's common stock totaled 1.9 million shares at a cost of $80 million in the third quarter and 3.4 million shares at a cost of $144 million for the nine months.

•

4 million accelerated share repurchase agreement valued at approximately $168 million, based on $42.00 per share market price, to be made immediately under expanded authorization. ASR more than doubles year-to-date repurchases to 7.4 million shares.

•

Including the accelerated share repurchase agreement, the company will have returned approximately $312 million to shareholders in 2007 through the repurchase of approximately 4 percent of shares outstanding.

•

Accelerated share repurchase agreement with UBS AG. Effective purchase price to be based on the volume-weighted average price of company’s common stock through a contractually specified period expected to conclude no later than the first quarter of 2008.

•

Approximately 13 million shares available for repurchase going forward following board authorization. Purchases are expected to be made generally through open market transactions. The board gives management discretion to purchase shares at reasonable prices in light of circumstances at the time of purchase, pursuant to Securities and Exchange Commission regulations.

•

Accelerated share repurchase largely funded by block sale of 5.5 million shares, or 7.6 percent, of the company’s Fifth Third common stock holding generated total proceeds of $162 million, which will be reduced by capital gains taxes of approximately $22 million. Net after-tax gain of approximately $42 million, or about 25 cents per share, will be included in net income for the three months ended December 31, 2007.

•

Fifth Third remains the company’s largest equity holding and Cincinnati Financial remains Fifth Third’s largest shareholder. After the transaction, Cincinnati Financial and its subsidiaries retain 67.3 million shares of Fifth Third’s common stock, or approximately 12.6 percent of the bank’s total common shares outstanding as of September 30, 2007. The sale of Fifth Third stake was executed pursuant to Rule 144 under the Securities Act of 1933, as amended.

Balance Sheet

•

Book value at $38.47 per share, down from $39.38 at year-end 2006. Market valuations of equity holdings reflected broad concerns about the economy and contributing factors such as interest rates and the housing market.

•

Sales of equity securities in the first half of 2007 were the primary reason for $370 million in nine-month pre-tax realized investment gains. Realized gains in the 2006 nine-month period primarily were due to first-quarter 2006 equity sales.

•

$4.782 billion in statutory surplus for the property casualty insurance group at September 30, 2007, compared with $4.750 billion at year-end 2006. The ratio of common stock to statutory surplus for the property casualty insurance group portfolio was 89.6 percent at September 30, 2007, compared with 96.7 percent at year-end 2006.

•

29.9 percent ratio of investment securities held at the holding-company level to total holding-company-only assets at September 30, 2007, comfortably within management’s below-40 percent target.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

(Dollars in millions except share data)			At September 30,	At December 31,
			2007	2006
Balance sheet data
Invested assets			$13,268	$13,759
Total assets			17,622	17,222
Short-term debt			69	49
Long-term debt			791	791
Shareholders' equity			6,538	6,808
Book value per share			38.47	39.38

Debt-to-capital ratio			11.6%	11.0%

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Performance measures
Comprehensive income	$(149)	$455	$30	$609
Return on equity, annualized	7.4%	7.4%	13.4%	17.0%
Return on equity, annualized, based on comprehensive income	(8.9)	29.1	0.6	12.9

Portfolio Management

Stecher continued, “After paying from cash flow all current liabilities such as claims, expenses, taxes and interest, we invest the remainder to generate income and increase policyholder surplus and shareholders’ equity. We continue to first buy fixed-maturity securities to support our insurance liabilities. We also buy and hold common stocks of companies that regularly pay and increase their dividends.

“These investments are made to generate long-term total return and we believe we are very well positioned in light of recent concerns about the credit markets. Our bond portfolio continued to hold steady in the third quarter. We are aware that some of the financial institutions we hold in our equity portfolio have indicated they are enduring more credit related issues than others and continue to monitor their performance. We believe our strategy will continue to allow us to maximize both income and capital appreciation over the long term,” Stecher noted.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•

Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Increased frequency and/or severity of claims

•

Inaccurate estimates or assumptions used for critical accounting estimates

•

Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

○

Downgrade of the company’s financial strength ratings

○

Concerns that doing business with the company is too difficult or

○

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

○

Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

○

Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

○

Increase our expenses

○

Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

○

Limit our ability to set fair, adequate and reasonable rates

○

Place us at a disadvantage in the marketplace or

○

Restrict our ability to execute our business model, including the way we compensate agents

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

•

Securities laws that could limit the manner and timing of our investment transactions

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events, such as the sub-prime mortgage lending crisis, that lead to a significant decline in the value of a particular security or group of securities and impairment of the asset(s)

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

•

Adverse outcomes from litigation or administrative proceedings

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

•

Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Cincinnati Financial Corporation

Consolidated Balance Sheets

(Dollars in millions except per share data)	September 30,	December 31,
	2007	2006
	unaudited
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2007—$5,905; 2006—$5,739)	$5,939	$5,805
Equity securities, at fair value (cost: 2007—$3,006; 2006—$2,621)	7,225	7,799
Short-term investments, at fair value (amortized cost: 2007—$37; 2006—$95)	37	95
Other invested assets	67	60
Total investments	13,268	13,759

Cash and cash equivalents	183	202
Securities lending collateral	768	0
Investment income receivable	123	121
Finance receivable	97	108
Premiums receivable	1,161	1,128
Reinsurance receivable	745	683
Prepaid reinsurance premiums	12	13
Deferred policy acquisition costs	471	453
Land, building and equipment, net, for company use (accumulated depreciation: 2007—$281; 2006—$261)	227	193
Other assets	46	58
Separate accounts	521	504
Total assets	$17,622	$17,222

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,031	$3,896
Life policy reserves	1,459	1,409
Unearned premiums	1,619	1,579
Securities lending payable	768	0
Other liabilities	539	533
Deferred income tax	1,287	1,653
Note payable	69	49
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	392	392
Separate accounts	521	504
Total liabilities	11,084	10,414

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2007—500 million shares, 2006—500 million shares; issued: 2007—196 million shares, 2006—196 million shares)	392	391
Paid-in capital	1,041	1,015
Retained earnings	3,277	2,786
Accumulated other comprehensive income	2,735	3,379
Treasury stock at cost (2007—26 million shares, 2006—23 million shares)	(907)	(763)
Total shareholders' equity	6,538	6,808
Total liabilities and shareholders' equity	$17,622	$17,222

Cincinnati Financial Corporation

Consolidated Statements of Income

(In millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	unaudited		unaudited
REVENUES
Earned premiums
Property casualty	$777	$791	$2,348	$2,362
Life	34	28	99	84
Investment income, net of expenses	152	144	451	425
Realized investment gains and losses	16	0	370	671
Other income	3	4	15	14
Total revenues	982	967	3,283	3,556

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	559	549	1,533	1,596
Commissions	136	156	466	478
Other operating expenses	90	87	266	255
Taxes, licenses and fees	18	19	57	58
Increase in deferred policy acquisition costs	6	(5)	(17)	(27)
Interest expense	13	13	39	39
Total benefits and expenses	822	819	2,344	2,399

INCOME BEFORE INCOME TAXES	160	148	939	1,157

PROVISION (BENEFIT) FOR INCOME TAXES
Current	32	23	265	363
Deferred	4	10	5	(6)
Total provision for income taxes	36	33	270	357

NET INCOME	$124	$115	$669	$800

PER COMMON SHARE
Net income—basic	$0.72	$0.67	$3.89	$4.61
Net income—diluted	$0.72	$0.66	$3.86	$4.56

* * *

Definitions of Non-GAAP Information and

Reconciliation to Comparable GAAP Measures

(See attached tables for 2007 and 2006 data; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments – when analyzing both GAAP and certain non-GAAP measures may improve understanding of trends in the underlying business, helping avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•

Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•

Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•

Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

•

Written premium adjustment – statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

Cincinnati Financial Corporation
Quarterly Net Income Reconciliation

(In millions except per share data)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06

Net income		$124	$351	$194	$130	$115	$132	$552	$545	$684	$669	$800		$930
Net realized investment gains and losses		10	187	41	8	-	6	421	228	426	238	427		434
Operating income		114	164	153	122	115	126	131	317	258	431	373		496
Less catastrophe losses		(9)	(7)	(2)	(29)	(18)	(41)	(26)	(9)	(67)	(18)	(85)		(113)
Operating income before catastrophe losses		$123	$171	$155	$151	$133	$167	$157	$326	$325	$449	$458		$609

Diluted per share data
Net income		$0.72	$2.02	$1.11	$0.75	$0.66	$0.76	$3.13	$3.13	$3.90	$3.86	$4.56		$5.30
Net realized investment gains and losses		0.06	1.08	0.23	0.05	-	0.04	2.39	1.31	2.43	1.37	2.43		2.48
Operating income		0.66	0.94	0.88	0.70	0.66	0.72	0.74	1.82	1.47	2.49	2.13		2.82
Less catastrophe losses		(0.05)	(0.04)	(0.01)	(0.16)	(0.10)	(0.24)	(0.14)	(0.05)	(0.38)	(0.10)	(0.48)		(0.65)
Operating income before catastrophe losses		$0.71	$0.98	$0.89	$0.86	$0.76	$0.96	$0.88	$1.87	$1.85	$2.59	$2.61		$3.47

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Consolidated

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)		$779	$808	$811	$785	$787	$804	$796	$1,619	$1,600	$2,399	$2,387		$3,172
Written premium adjustment – statutory only		(43)	2	35	(30)	(7)	10	33	37	43	(6)	36		6
Reported written premiums (statutory)*		$736	$810	$846	$755	$780	$814	$829	$1,656	$1,643	$2,392	$2,423		$3,178
Unearned premiums change		41	(23)	(61)	47	11	(21)	(51)	(85)	(72)	(44)	(61)		(14)
Earned premiums		$777	$787	$785	$802	$791	$793	$778	$1,571	$1,571	$2,348	$2,362		$3,164

Statutory combined ratio
Statutory combined ratio		98.7%	87.7%	87.7%	95.9%	96.4%	93.7%	89.6%	87.7%	91.7%	91.3%	93.2%		93.9%
Less catastrophe losses		1.7	1.4	0.4	5.5	3.5	8.0	5.0	0.9	6.5	1.2	5.5		5.5
Statutory combined ratio excluding catastrophe losses		97.0%	86.3%	87.3%	90.4%	92.9%	85.7%	84.6%	86.8%	85.2%	90.1%	87.7%		88.4%

Commission expense ratio		18.1%	18.1%	18.0%	19.9%	19.3%	17.6%	18.2%	18.0%	17.9%	18.0%	18.3%		18.7%
Other expense ratio		13.2%	11.7%	11.4%	13.4%	11.9%	10.8%	10.8%	11.6%	10.8%	12.1%	11.2%		11.7%
Statutory expense ratio		31.3%	29.8%	29.4%	33.3%	31.2%	28.4%	29.0%	29.6%	28.7%	30.1%	29.5%		30.4%

GAAP combined ratio
GAAP combined ratio		97.3%	88.6%	89.6%	94.5%	96.1%	94.5%	92.0%	89.1%	93.3%	91.8%	94.2%		94.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

*nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Commercial Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)		$587	$611	$658	$618	$589	$593	$635	$1,269	$1,228	$1,857	$1,817		$2,435
Written premium adjustment -- statutory only		(43)	2	35	(29)	(7)	10	33	37	43	(6)	36		7
Reported written premiums (statutory)*		$544	$613	$693	$589	$582	$603	$668	$1,306	$1,271	$1,851	$1,853		$2,442
Unearned premiums change		56	(6)	(89)	30	20	(4)	(86)	(96)	(90)	(41)	(70)		(40)
Earned premiums		$600	$607	$604	$619	$602	$599	$582	$1,210	$1,181	$1,810	$1,783		$2,402

Statutory combined ratio
Statutory combined ratio		97.3%	84.4%	86.5%	92.4%	94.1%	89.6%	87.5%	85.4%	88.6%	89.2%	90.3%		90.8%
Less catastrophe losses		0.2	0.8	1.8	1.9	2.3	5.6	5.1	1.3	5.3	0.9	4.3		3.7
Statutory combined ratio excluding catastrophe losses		97.1%	83.6%	84.7%	90.5%	91.8%	84.0%	82.4%	84.1%	83.3%	88.3%	86.0%		87.1%

GAAP combined ratio
GAAP combined ratio		95.4%	85.2%	88.9%	91.1%	93.4%	90.3%	90.5%	87.0%	90.4%	89.8%	91.4%		91.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

*nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Personal Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)		$192	$197	$153	$167	$198	$211	$161	$350	$372	$541	$570		$737
Written premium adjustment -- statutory only		-	-	-	(1)	-	-	-	-	-	-	-		(1)
Reported written premiums (statutory)*		$192	$197	$153	$166	$198	$211	$161	$350	$372	$541	$570		$736
Unearned premiums change		(15)	(17)	28	17	(9)	(17)	35	11	18	(3)	9		26
Earned premiums		$177	$180	$181	$183	$189	$194	$196	$361	$390	$538	$579		$762

Statutory combined ratio
Statutory combined ratio		103.6%	98.6%	93.5%	107.7%	104.0%	106.4%	98.1%	95.8%	101.6%	98.3%	102.3%		103.6%
Less catastrophe losses		7.0	3.5	(4.1)	17.9	7.1	15.6	5.0	(0.3)	10.3	2.1	9.2		11.3
Statutory combined ratio excluding catastrophe losses		96.6%	95.1%	97.6%	89.8%	96.9%	90.8%	93.1%	96.1%	91.3%	96.2%	93.1%		92.3%

GAAP combined ratio
GAAP combined ratio		103.8%	99.9%	92.0%	106.0%	104.4%	107.6%	96.4%	96.0%	102.0%	98.6%	102.8%		103.6%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

*nm - Not meaningful
* Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.